EXHIBIT 10.20

Note: Due to non-disclosure provisions of this preliminary letter of intent, the name of the Chinese heavy equipment manufacturing company which the Company may merge with pursuant to the preliminary letter of intent is not permitted to be disclosed at this time.

Preliminary Letter of Intent

This letter sets forth our non-binding letter of intent ("Letter of Intent") between Coates International Ltd. ("CIL"), The Coates Trust ("T.C.T.") and a Chinese Heavy Equipment Manufacturer (“CHEM”) this 3rd day of December, 2010.

The proposed terms of the Transaction are as follows:

1. CIL will transfer 50,000,000 shares of CIL common stock to T.C.T. in exchange for the rest of the world's right to the CSRV technology.

2. CHEM will receive out of the Stock Offering $100,000,000 USD.

3. CIL will give a worldwide license to the Coates Patented CSRV Technology to CHEM, with the exception of Canada and possibly the USA or only to the Coates licensed customers in these countries.

4. The Ownership of CIL will stay the same and CIL will raise funding to start production in the USA and China for all its products.

5. CIL will undertake the process and planning of a secondary public stock offering, with an anticipated price of $5 per share or higher, to raise proceeds of between $220,000,000 and $500,000,000 USD.

6. Ownership held by two groups:

Group 1 - 84%	Group 2- 16%
-Will deliver 60% of their shares of CHEM stock to CIL	-Will deliver 60% of their shares of CHEM stock to CIL shares
-CI I, will deliver 42,000,000 CIL common shares to Group 1	-CIL will deliver 8,000,000 CIL common shares to Group 2

Use of Proceeds (Assuming a raise of $220,000
Start up of production in China for CSRV systems	$80,000,000
U.S. Production by CIL of CSRV systems	80,000,000
Cash paid to selling stockholders	22,000,000
Underwriting commissions @ 8%	17,600,000
Offering costs	3,000,000
Costs of merger transaction	2,000,000
General working capital	15,400,000
Total	$220,000,000

Estimated Use of Proceeds (Assuming a raise of $500,000
Start up of production in China for CSRV systems	$100,000,000
U.S. Production by CIL of CSRV systems	100,000,000
Research & Development of Exhaust Heat Exchanger	10,000,000
Other new projects such as racing and marine applications and compressors	100,000,000
Cash paid to selling stockholders	22,000,000
Underwriting commissions @ 8%	40,000,000
Offering costs	3,000,000
Costs of merger transaction	2,000,000
General working capital and investments in short term high rated securities	123,400,000
Total	$500,000,000

This letter of intent will terminate at ________ Eastern Standard Time on _________ unless a Definitive Agreement has been duly executed by or on behalf of the Parties prior to such time.

Agreed and Accepted:

COATES INTERNATIONAL, LTD. By: /s/ George J. Coates Name: George J. Coates Title: President and CEO	CHINESE HEAVY EQUIPMENT MANUFACTURER By: /s/ President of CHEM Name: President of CHEM Title: President